Exhibit 10.1

MUTUAL WRITTEN CONSENT OF TERMINATION

This Mutual Written Consent of Termination (this “Consent”) is entered into as of February 9, 2022, by and among M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, Blue Steel Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Acquiror, and the Company previously entered into that certain Agreement and Plan of Merger, dated as of August 16, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, Acquiror and the Company desire to terminate the Merger Agreement in accordance with Section 10.1(a) of the Merger Agreement.

NOW, THEREFORE, intending to be legally bound, pursuant to Section 10.1(a) of the Merger Agreement, Acquiror and the Company hereby consent and agree to the termination of the Merger Agreement and, as a result, the Merger Agreement is hereby terminated, effective immediately.

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M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
Name: Mohsin Meghji
Title: Chairman & Chief Executive Officer

SYNIVERSE CORPORATION

By:	/s/ Andrew Davies
Name: Andrew Davies
Title: Chief Executive Officer

[Signature Page to Merger Agreement Termination Consent]

Acknowledged and Agreed:

TWILIO INC.

By:	/s/ Bryan Vaniman
Name: Bryan Vaniman
Title: SVP, Corporate Development

[Signature Page to Merger Agreement Termination Consent]